Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

INDONESIA ENERGY CORPORATION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be paid	Equity	Ordinary Shares	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Equity	Preferred Shares	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Rights	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	-	-
Fees to be paid	Other	Units	Rule 457(o)	(1)	(1)	(1)	-	-

Fees to be paid	Other	Depositary Shares	Rule 457(o)	(1)	(1)	(1)	-	-

Fees to be Paid	Unallocated (Universal) Shelf	-	Rule 457(o)	$50,000,000 (1)	(1)	$50,000,000 (1)	$0.00014760	$7,380
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$50,000,000		$7,380
	Total Fees Previously Paid							-
	Total Fee Offsets							$4,937
	Net Fee Due							$2,443

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Forms or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fees Offset Claims	Indonesia Energy Corporation Limited	F-3	333-252520	January 28, 2021	-	$4,937	(2)	Unallocated (Universal Shelf)	(2)	(2)	$45,253,995	(2)

(1)	There are being registered under this Registration Statement such indeterminate number of ordinary shares, preferred shares, debt securities, rights, depositary shares, units, warrants and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively shall have an aggregate offering price not to exceed $50,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise, redemption or exchange of any other securities that provide for such conversion into, exercise for, redemption of or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, redemption or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2)	The Registrant’s previous registration statement on Form F-3, initially filed on January 28, 2021, and subsequently amended on February 11, 2021 and declared effective on February 16, 2021 (File No. 333-252520) (the “Prior Registration Statement”), registered $50,0000,000 worth of securities. In connection with the Prior Registration Statement, the Registrant paid a total of $5,455.00 in registration fees. As of the date hereof, $45,253,994 worth of securities remain unsold under the Prior Registration Statement. Pursuant to Rule 457(o) of the Securities Act, the Registrant is registering $50,000,000 in aggregate offering amount of securities of the Registrant pursuant to this Registration Statement with a required registration fee of $7,380. Accordingly, based on the filing fees associated with amount of unsold securities under the Prior Registration Statement, a fee offset of $4,937 is applied to the present registration fee, netting a total registration fee of $2,443 to be paid in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.